CONTACT:
MEDIA:                                  ANALYSTS:
John Fuller            (216) 689-8140   Jay S. Gould          (216) 689-4721
William C. Murschel    (216) 689-0457   Vernon L. Patterson   (216) 689-0520

FOR IMMEDIATE RELEASE

                   KEYCORP REPORTS RECORD QUARTERLY EARNINGS
                   -----------------------------------------

        CLEVELAND, October 17, 1994 -- KeyCorp (NYSE: KEY) today reported record earnings of $229 million for the 1994 third quarter, up 14 percent from the year-ago quarter. Earnings per common share for the third quarter were $0.92, up 12 percent from the same period last year.

        "It was another great quarter," said Victor J. Riley, Jr., chairman of the board and chief executive officer. "We had solid loan growth, excellent credit quality experience, an improved efficiency ratio, a return on average total assets of over 1.40%, and a return on average common equity of nearly 20 percent. And while all this was being accomplished, we announced the agreement to acquire Omnibancorp, of Denver, Colorado which will bolster our presence to over $1 billion in assets in this strategic and fast-growing market. What better way to demonstrate the success of the KeyCorp/Society Corporation merger of only seven months ago."

        For the first nine months of 1994, net income was $660 million, an increase of 12 percent from the year-ago period, with earnings per common share totaling $2.66, up 11 percent. Prior year results have been restated for the March 1, 1994 merger with Society Corporation, accounted for as a pooling of interests.


                                     -more-

KeyCorp Reports Record Quarterly Earnings
October 17, 1994
Page 2

             Said Robert W. Gillespie, KeyCorp's president and chief operating officer, "Successful innovation is critical to future growth. We're especially pleased with the boost to loan growth and market penetration we see coming from our pilot Resource Center in the Pacific Northwest. This type of specialized product delivery will continue to assure that we provide the products and services our customers want, where and when they want them."

             Commenting on financial performance, James W. Wert, senior executive vice president and chief financial officer, said, "Our 1994 third quarter 1.43 percent return on average total assets and 19.95 percent return on average common equity will surely prove to be among the highest ratios in the industry. Importantly, third quarter noninterest expense decreased $8.6 million from the 1994 second quarter. Our efficiency ratio was 57.9 percent, down from 58.4 percent in the 1994 second quarter and 60.1 percent in the
year-ago period.   We anticipate further positive impacts upon this ratio in
coming quarters as planned merger-related expense savings are realized."

             Net interest income in the 1994 third quarter totaled $680 million, up $7 million or one percent, from the year-ago quarter. The favorable impact of a $6.1 billion, or 12 percent, increase in the level of average earning assets was partially offset by a decline in the net interest margin to 4.79 percent from 5.30 percent. Compared to the 1994 second quarter, net interest income was relatively unchanged, reflecting the favorable impact of a $1.2 billion, or an annualized 8 percent, increase in average earning assets which was offset by a decline in the net interest margin to 4.79 percent from 4.92 percent. The decline in the net interest margin reflects a number of factors including strong earning asset growth, narrower lending spreads, and a moderate liability-sensitive balance sheet position which resulted in the average cost of funds rising somewhat more rapidly than asset yields during the first three quarters of 1994.

             At September 30, 1994, loans totaled $44.6 billion, up $1.5 billion, or 13 percent on an annualized basis, from June 30, 1994. Average loans in the 1994 third quarter compared to the second quarter were up $1.5 billion, or 14 percent on an annualized basis. Regionally, annualized average loan growth in the Rocky Mountain (20 percent) and Northwest regions (19 percent) continued to outpace growth in the Great Lakes (12 percent) and Northeast regions (12 percent).
                                     -more-

KeyCorp Reports Record Quarterly Earnings
October 17, 1994
Page 3

             Noninterest income in the 1994 third quarter totaled $223 million. When noncore items such as special asset management fees, net securities transactions, and the third quarter 1993 gain on the sale of Ameritrust Texas are excluded from all reporting periods for comparative purposes, core noninterest income in the current quarter was $218 million, down $2 million from the prior quarter, and down $11 million, or 5 percent, from the year-ago quarter. This $11 million decrease reflected declines of $10 million and $16 million in trust and mortgage banking income, respectively, which were only partially offset by increases in other noninterest income categories.

             The $10 million decrease in trust income resulted from the September 1993 sale of Ameritrust Texas which contributed approximately $11 million to the year-ago quarter. Trust income, including investment management activity, was up 3 percent from the year-ago quarter, after excluding the impact of the 1993 Ameritrust Texas divestiture.

             The $16 million decline in mortgage banking revenue from the year-ago quarter reflected not only the industry-wide decline in origination activity from the record levels experienced last year, but also a lower level of gains from sales of mortgage servicing rights and loans. As was recently disclosed, KeyCorp is exploring several strategic options regarding its mortgage banking business, including its possible sale.

             Special asset management fees decreased slightly from the year-ago quarter, and were down nearly $4 million from the 1994 second quarter. As previously disclosed, these fees are associated with loan collection work done for the FDIC and are expected to decrease over time as the FDIC assets under contract are collected and, therefore, decline. These fees will continue to exhibit quarter-to-quarter volatility depending on the timing associated with the loan work-outs. For this reason, they are considered noncore fee income.

                                     -more-

KeyCorp Reports Record Quarterly Earnings
October 17, 1994
Page 4

             Noninterest expense totaled $530 million in the 1994 third quarter. Excluding net OREO expense and certain nonrecurring charges, core noninterest expense was down $17 million, or 3 percent, from the year-ago quarter. Compared to the 1994 second quarter, core noninterest expense declined $7 million, primarily due to a $2 million decrease in personnel expense and a $5 million decline in the all other expense category. These decreases related to a number of factors including the continued recognition of anticipated merger-related cost savings, and downsizing of the mortgage banking business.

             Credit quality measures have continued to improve in recent quarters and remain at historically strong levels with further improvement noted in the 1994 third quarter. Nonperforming assets declined $33 million, or 8 percent, from the 1994 second quarter and represented 0.89 percent of loans plus other real estate owned and other nonperforming assets. Net loan charge-offs totaled a very low $26 million, or 0.24 percent of average loans, down from 0.30 percent in the 1994 second quarter. Despite the historically low level of net loan charge-offs, the allowance for loan losses continued to increase as the provision for loan losses exceeded net loan charge-offs. As a result of the growth in loans, the allowance for loan losses as a percent of loans decreased slightly to 1.84 percent from 1.89 percent at June 30, 1994. Both the nonperforming loan and nonperforming asset coverage ratios increased and remained strong at 287 percent and 206 percent, respectively.

             Also of significance during the quarter was the announcement of a definitive agreement to acquire Omnibancorp, a Denver, Colorado-based $500 million asset bank. This transaction is expected to close in the first half of 1995 and will grow KeyBank of Colorado's presence to more than $1 billion.

             At September 30, 1994, assets totaled $64.5 billion and equity capital totaled $4.7 billion. The September 30, 1994, Tier 1 capital ratio was estimated at 8.72 percent and the Total Capital ratio was estimated at 11.89 percent.

                                     # # #

KEYCORP REPORTS RECORD QUARTERLY EARNINGS
OCTOBER 17, 1994
PAGE 5
                              FINANCIAL HIGHLIGHTS
                (dollars in millions, except per share amounts)


                                                    Three months ended
                                           -----------------------------------
                                           9-30-94      6-30-94        9/30/93
                                           -------      -------        -------
SUMMARY OF OPERATIONS
   Net interest income (TE)                 $694.0       $695.1          $689.5
   Provision for loan losses                  27.2         35.0            49.9
   Noninterest income                        223.3        227.4           288.7
   Noninterest expense                       530.1        538.7           590.8
   Net income                                229.3        221.8           200.8

PER COMMON SHARE
   Net income                               $ 0.92       $ 0.89          $ 0.82
   Cash dividends                             0.32         0.32            0.28
   Book value at period-end                  18.78        18.17           17.32
   Market price at period-end                30.50        31.88           32.00

AT PERIOD-END
   Full-time equivalent employees           29,411       29,810          30,482
   Full-service banking offices              1,279        1,275           1,263

PERFORMANCE RATIOS
   Return on average total assets             1.43 %       1.43 %          1.40 %
   Return on average common equity           19.95        19.77           19.10
   Return on average total equity            19.60        19.43           18.73
   Efficiency (1)                            57.90        58.43           60.13
   Overhead (2)                              44.48        44.87           46.50
   Net interest margin                        4.79         4.92            5.30

CAPITAL RATIOS AT PERIOD-END
   Equity to assets                           7.29 %       7.26 %          7.41 %
   Tangible equity to tangible assets         6.45         6.42            6.52
   Tier 1 risk-adjusted capital (3)           8.72         8.77            8.66
   Total risk-adjusted capital (3)           11.89        12.03           12.18
   Leverage (3)                               6.82         6.76            6.74


(1) Calculated as noninterest expense (excluding nonrecurring charges) divided by taxable-equivalent net interest income plus noninterest income (excluding net securities transactions and gains on certain asset sales).

(2) Calculated as noninterest expense (excluding nonrecurring charges) less noninterest income (excluding net securities transactions and gains on certain asset sales) divided by taxable-equivalent net interest income.

(3) 9-30-94 ratio is estimated.

TE = Taxable equivalent

KEYCORP REPORTS RECORD QUARTERLY EARNINGS
OCTOBER 17, 1994
PAGE 6





                              FINANCIAL HIGHLIGHTS
                (dollars in millions, except per share amounts)


                                                                Three months ended
                                                        -----------------------------------
                                                        9-30-94      6-30-94        9-30-93
                                                        -------      -------        -------
ASSET QUALITY
   Net loan charge-offs                                  $25.9        $31.2          $47.3
   Net loan charge-offs to average loans                  0.24 %       0.30 %         0.49 %
   Allowance for loan losses                            $820.2       $816.4         $799.4
   Allowance for loan losses to
       period-end loans                                   1.84 %       1.89 %         2.05 %
   Allowance for loan losses to
       nonperforming loans                              286.62       264.21         210.53
   Nonperforming loans at period-end                    $286.1       $309.0         $379.7
   Nonperforming assets at period-end                    398.5        431.9          622.7
   Nonperforming loans to period-end loans                0.64 %       0.72 %         0.97 %
   Nonperforming assets to period-end loans plus
       OREO and other nonperforming assets                0.89         1.00           1.58



                                                                      Nine months ended
                                                                    ----------------------
                                                                    9-30-94        9-30-93
                                                                    -------        -------
SUMMARY OF OPERATIONS
   Net interest income (TE)                                        $2,071.8       $2,049.1
   Provision for loan losses                                           99.0          165.3
   Noninterest income                                                 677.3          764.6
   Noninterest expense                                              1,611.6        1,695.6
   Net income                                                         659.7          587.6

PER COMMON SHARE
   Net income                                                         $2.66          $2.40
   Cash dividends                                                      0.96           0.84

PERFORMANCE RATIOS
   Return on average total assets                                      1.43 %         1.39 %
   Return on average common equity                                    19.65          19.52
   Return on average total equity                                     19.31          19.07
   Efficiency (1)                                                     58.81          60.21
   Overhead (2)                                                       45.53          46.42
   Net interest margin                                                 4.91           5.35

ASSET QUALITY
   Net loan charge-offs                                               $88.4         $168.5
   Net loan charge-offs to average loans                               0.28 %         0.59 %

KEYCORP REPORTS RECORD QUARTERLY EARNINGS
OCTOBER 17, 1994
PAGE 7
                          CONSOLIDATED BALANCE SHEETS
                             (dollars in millions)


                                                             9-30-94       6-30-94        9-30-93
                                                            ---------     ---------      ---------
ASSETS
   Loans                                                    $44,608.8     $43,157.6      $39,070.7
   Mortgage loans held for sale                                 418.3         529.6        1,121.7
   Investment securities                                     10,524.0       9,311.6       10,057.7
   Securities available for sale                              2,960.3       4,169.7        1,805.8
   Short-term investments                                       126.7         178.5          879.6
                                                            ---------     ---------      ---------
      Total earning assets                                   58,638.1      57,347.0       52,935.5
   Allowance for loan losses                                   (820.2)       (816.4)        (799.4)
   Cash and due from banks                                    3,006.7       3,132.9        2,656.1
   Premises and equipment                                       947.3         933.3          903.7
   Other real estate owned                                      107.5         118.0          229.4
   Goodwill                                                     387.9         372.0          378.6
   Other intangible assets                                      188.6         194.7          172.0
   Purchased mortgage servicing rights                          197.5         193.7          187.2
   Other assets                                               1,846.9       1,881.4        1,506.1
                                                            ---------     ---------      ---------
      TOTAL ASSETS                                          $64,500.3     $63,356.6      $58,169.2
                                                            =========     =========      =========

LIABILITIES
   Deposits in domestic offices:
      Noninterest-bearing                                   $ 8,531.3     $ 8,414.2      $ 8,060.6
      Interest-bearing                                       35,945.7      35,787.8       35,706.3
   Deposits in foreign office-interest-bearing                3,339.5       3,594.2          573.0
                                                            ---------     ---------      ---------
      Total deposits                                         47,816.5      47,796.2       44,339.9
   Federal funds purchased and securities
      sold under agreements to repurchase                     5,514.8       5,509.7        4,936.3
   Other short-term borrowings                                3,172.7       2,326.4        1,633.9
   Other liabilities                                          1,116.6       1,001.9        1,040.6
   Long-term debt                                             2,177.8       2,123.6        1,908.4
                                                            ---------     ---------      ---------
      TOTAL LIABILITIES                                      59,798.4      58,757.8       53,859.1

SHAREHOLDERS' EQUITY
   Preferred stock                                              160.0         160.0          160.0
   Common equity                                              4,541.9       4,438.8        4,150.1
                                                            ---------     ---------      ---------
      TOTAL SHAREHOLDERS' EQUITY                              4,701.9       4,598.8        4,310.1

      TOTAL LIABILITIES AND                                 ---------     ---------      ---------
         SHAREHOLDERS' EQUITY                               $64,500.3     $63,356.6      $58,169.2
                                                            =========     =========      =========
Common Shares outstanding (000)                               243,542       244,246        239,581

KEYCORP REPORTS RECORD QUARTERLY EARNINGS
OCTOBER 17, 1994
PAGE 8

                       CONSOLIDATED STATEMENTS OF INCOME
                (dollars in millions, except per share amounts)

                                                   Three months ended
                                          -----------------------------------
                                           9-30-94      6-30-94       9-30-93
                                          ---------    ---------     ---------
INTEREST INCOME                           $1,150.7     $1,102.6      $1,051.0

INTEREST EXPENSE                             471.1        422.3         378.6
                                          ---------    ---------     ---------
NET INTEREST INCOME                          679.6        680.3         672.4
Provision for loan losses                     27.2         35.0          49.9
                                          ---------    ---------     ---------
                                             652.4        645.3         622.5

NONINTEREST INCOME
   Service charges on deposit accounts        67.9         68.4          65.0
   Trust income                               53.9         55.6          63.4
   Mortgage banking income                    19.3         22.6          35.8
   Credit card fees                           20.5         18.9          19.8
   Insurance and brokerage                    14.9         15.4          18.0
   Special asset management fees               3.1          6.8           4.3
   Net securities gains                        2.0          0.6          25.4
   Gains on certain asset sales                  -            -          29.4
   Other income                               41.7         39.1          27.6
                                          ---------    ---------     ---------
      Total noninterest income               223.3        227.4         288.7

NONINTEREST EXPENSE
   Personnel                                 264.9        267.3         284.1
   Net occupancy                              53.9         53.2          52.1
   Equipment                                  39.3         39.6          40.9
   FDIC insurance assessments                 25.3         24.8          24.0
   Professional fees                          11.2         11.5          12.0
   OREO expense, net                           0.8          2.4          10.0
   Other expense                             134.7        139.9         167.7
                                          ---------    ---------     ---------
      Total noninterest expense              530.1        538.7         590.8
                                          ---------    ---------     ---------
INCOME BEFORE INCOME TAXES                   345.6        334.0         320.4
   Income taxes                              116.3        112.2         119.6
                                          ---------    ---------     ---------
NET INCOME                                  $229.3       $221.8        $200.8
                                          =========    =========     =========

Net income applicable to Common Shares      $225.3       $217.8        $196.6
Net income per Common Share                   0.92         0.89          0.82
Wtd. avg. Common Shares outstanding (000)  244,132      244,823       240,822
Taxable-equivalent adjustment                $14.4        $14.8         $17.1


KEYCORP REPORTS RECORD QUARTERLY EARNINGS
OCTOBER 17, 1994
PAGE 9

                       CONSOLIDATED STATEMENTS OF INCOME
                (dollars in millions, except per share amounts)

                                                         Nine months ended
                                                       ---------------------
                                                        9-30-94      9/30/94
                                                       --------     --------
INTEREST INCOME                                        $3,298.3     $3,163.4

INTEREST EXPENSE                                        1,270.3      1,162.7
                                                       --------     --------
NET INTEREST INCOME                                     2,028.0      2,000.7
Provision for loan losses                                  99.0        165.3
                                                       --------     --------
                                                        1,929.0      1,835.4

NONINTEREST INCOME
   Service charges on deposit accounts                    198.6        189.7
   Trust income                                           166.5        190.2
   Mortgage banking income                                 66.7         94.5
   Credit card fees                                        56.1         54.3
   Insurance and brokerage                                 46.3         49.7
   Special asset management fees                           12.1         28.3
   Net securities gains                                     9.0         28.4
   Gains on certain asset sales                                         29.4
   Other income                                           122.0        100.1
                                                       --------     --------
      Total noninterest income                            677.3        764.6

NONINTEREST EXPENSE
   Personnel                                              807.8        815.2
   Net occupancy                                          162.6        154.6
   Equipment                                              118.8        120.7
   FDIC insurance assessments                              74.1         74.6
   Professional fees                                       35.2         39.6
   OREO expense, net                                        4.5         31.4
   Other expense                                          408.6        459.5
                                                       --------     --------
      Total noninterest expense                         1,611.6      1,695.6
                                                       --------     --------
INCOME BEFORE INCOME TAXES                                994.7        904.4
   Income taxes                                           335.0        316.8
                                                       --------     --------
NET INCOME                                               $659.7       $587.6
                                                       ========     ========
Net income applicable to Common Shares                   $647.7       $573.4
Net income per Common Share                                2.66         2.40
Wtd. avg. Common Shares outstanding (000)               243,635      239,437
Taxable-equivalent adjustment                             $43.8        $48.4

KeyCorp Reports Record Quarterly Earnings
October 17, 1994
Page 10

                 CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
                                 (in millions)

                                                          Three months ended
                                                    -----------------------------------
                                                     9-30-94      6-30-94      9-30-93
                                                    ---------    ---------    ---------
ASSETS
   Loans                                            $43,616.2    $42,092.2    $38,431.3
   Mortgage loans held for sale                         463.5        866.1      1,155.3
   Investment securities                              9,617.0      9,189.1      9,366.8
   Securities available for sale                      3,890.5      4,297.7      1,987.2
   Short-term investments                               136.2         91.8        671.3
                                                    ---------    ---------    ---------
      Total earning assets                           57,723.4     56,536.9     51,611.9
   Allowance for loan losses                           (822.2)      (819.6)      (806.4)
   Other assets                                       6,537.4      6,441.9      6,246.2
                                                    ---------    ---------    ---------
      TOTAL ASSETS                                  $63,438.6    $62,159.2    $57,051.7
                                                    =========    =========    =========

LIABILITIES
   Deposits in domestic offices:
      Noninterest-bearing                            $8,083.0     $8,055.1     $7,934.0
      Interest-bearing                               35,718.6     35,903.6     35,591.2
   Deposits in foreign office-interest-bearing        3,407.3      2,993.7        772.4
                                                    ---------    ---------    ---------
      Total deposits                                 47,208.9     46,952.4     44,297.6
   Federal funds purchased and securities
      sold under agreements to repurchase             6,295.9      6,240.0      4,058.5
   Other short-term borrowings                        2,052.9      1,363.0      1,462.4
   Other liabilities                                  1,094.9      1,006.0      1,048.2
   Long-term debt                                     2,144.3      2,020.0      1,931.4
                                                    ---------    ---------    ---------
      TOTAL LIABILITIES                              58,796.9     57,581.4     52,798.1

SHAREHOLDERS' EQUITY
   Preferred stock                                      160.0        160.0        168.4
   Common equity                                      4,481.7      4,417.8      4,085.2
                                                    ---------    ---------    ---------
      TOTAL SHAREHOLDERS' EQUITY                      4,641.7      4,577.8      4,253.6

      TOTAL LIABILITIES AND                         ---------    ---------    ---------
         SHAREHOLDERS' EQUITY                       $63,438.6    $62,159.2    $57,051.7
                                                    =========    =========    =========


KeyCorp Reports Record Quarterly Earnings
October 17, 1994
Page 11

                CONSOLIDATED YEAR-TO-DATE AVERAGE BALANCE SHEETS
                                 (in millions)

                                                            Nine months ended
                                                      ----------------------------
ASSETS                                                 9-30-94            9-30-93
                                                      ---------          ---------
   Loans                                              $41,995.9          $38,005.1
   Mortgage loans held for sale                           820.5              961.6
   Investment securities                                8,856.7            9,281.8
   Securities available for sale                        4,478.0            2,169.9
   Short-term investments                                 127.5              768.6
                                                      ---------          ---------
      Total earning assets                             56,278.6           51,187.0
   Allowance for loan losses                             (819.2)            (802.6)
   Other assets                                         6,410.3            6,249.5
                                                      ---------          ---------
      TOTAL ASSETS                                    $61,869.7          $56,633.9
                                                      =========          =========

LIABILITIES
   Deposits in domestic offices:
      Noninterest-bearing                              $7,981.3           $7,657.7
      Interest-bearing                                 35,742.6           35,498.3
   Deposits in foreign office-interest-bearing          3,029.0              930.0
                                                      ---------          ---------
      Total deposits                                   46,752.9           44,086.0
   Federal funds purchased and securities
      sold under agreements to repurchase               5,847.9            4,346.4
   Other short-term borrowings                          1,619.3            1,181.5
   Other liabilities                                    1,106.8            1,000.8
   Long-term debt                                       1,975.1            1,899.3
                                                      ---------          ---------
      TOTAL LIABILITIES                                57,302.0           52,514.0

SHAREHOLDERS' EQUITY
   Preferred stock                                        160.0              191.9
   Common equity                                        4,407.7            3,928.0
                                                      ---------          ---------
      TOTAL SHAREHOLDERS' EQUITY                        4,567.7            4,119.9

      TOTAL LIABILITIES AND                           ---------          ---------
         SHAREHOLDERS' EQUITY                         $61,869.7          $56,633.9
                                                      =========          =========

KeyCorp Reports Record Quarterly Earnings
October 17, 1994
Page 12

                      NONINTEREST INCOME RECLASSIFICATION

During the third quarter of 1994, certain fees were reclassified from the all other category of noninterest income to mortgage banking income. This reclassification was also made to prior period amounts to conform to the current period presentation. Total noninterest income, as previously reported, did not change. The reclassification referred to above is reflected in the numbers presented in the following table:



                                                             (dollars in thousands)

                                          Mortgage Banking          All Other               Total Noninterest
                                              Income                  Income                      Income
1992
          1st quarter                         $24,533                $34,901                     $222,207
          2nd quarter                          25,058                 38,296                      245,586
          3rd quarter                          24,435                 49,941                      231,363
          4th quarter                          23,572                 42,711                      226,037
                                              -------               --------                     --------
          12 MONTHS                           $97,598               $165,849                     $925,193

1993
          1st quarter                         $20,644                $30,316                     $222,557
          2nd quarter                          38,066                 42,112                      253,263
          3rd quarter                          35,781                 27,690                      288,742
          4th quarter                          33,378                 33,708                      237,144
                                              -------               --------                     --------
          12 MONTHS                          $127,869               $133,826                   $1,001,706

1994
          1st quarter                         $24,795                $41,148                     $226,556
          2nd quarter                          22,651                 39,094                      227,475
          3rd quarter                          19,300                 41,670                      223,307
                                              -------               --------                     --------
          9 MONTHS                            $66,746               $121,912                     $677,338
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